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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 8, 1994 (except for the subsequent event note regarding combination, as to which the date is March 17, 1994), with respect to the financial statements of Momentum Corporation and Subsidiary included in the Registration Statement (Form S-4) and the related Prospectus of Phillips & Jacobs, Incorporated and Subsidiaries for the registration of 2,512,878 shares of its common stock.

                                   /s/ ERNST & YOUNG

                                   ERNST & YOUNG

Seattle, Washington
August 2, 1994